UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2006

DIRECT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50360	62-1564496
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1281 Murfreesboro Road Nashville, Tennessee                                      37217
               (Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code: (615) 399-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On December 4, 2006, Direct General Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Elara Holdings, Inc. ("Parent") and Elara Merger Corporation ("Merger Sub").

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger"). Parent and Merger Sub are entities owned and controlled by Fremont Partners III, L.P., Fremont Partners III Side-by-Side, L.P., Fremont Investors X, L.L.C., and TPG Partners V, L.P.

The board of directors of the Company (acting upon the unanimous recommendation of the special committee, the members of which are not affiliated with Parent or Merger Sub and are not members of the Company's management) has adopted the Merger Agreement and approved the transactions contemplated thereby upon the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the "Common Stock"), will be cancelled and converted into the right to receive $21.25 in cash, without interest, upon surrender of the certificate representing the outstanding share of Common Stock. Except for certain options held by certain continuing investors, each company option, whether vested or unvested, outstanding immediately prior to the effective time of the Merger, will be cancelled in exchange for the right to receive the excess, if any, of the Merger consideration over the per share exercise price of the Common Stock subject to such option.

The Company has made customary representations and warranties and covenants in the Merger Agreement.

The Company is subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a "fiduciary-out" provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted.

The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior offer and it otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $13 million to Parent. In certain other circumstances, the Merger Agreement provides for Parent or the Company to pay to the other party a fee of $13 million upon termination of the Merger Agreement.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses. In addition, the Company has entered into a Limited Guarantee with Fremont Partners III, L.P., Fremont Partners III Side-by-Side, and TPG Partners V, L.P., who each irrevocably and unconditionally guarantee Parent’s obligation in the event that the Merger Agreement is terminated and Parent is obligated to pay a termination fee. A form of the Limited Guarantee is attached as Exhibit 2.2.

    Consummation of the Merger is subject to various conditions, including approval of the Merger by the Company's shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of all authorizations, consents, and approvals required by any state insurance department or financing department, and other customary closing conditions. The parties expect to close the transaction during the first half of 2007.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Termination of the 1996 Employee Stock Incentive Plan and the 2003 Equity Incentive Plan

Upon consummation of the Merger, each company option, whether vested or unvested, outstanding immediately prior to the effective time of the Merger, will be cancelled in exchange for the right to receive the excess, if any, of the Merger consideration over the per share exercise price of the Common Stock subject to such option. Also upon the consummation of the Merger, the Company’s 1996 Employee Stock Incentive Plan and the 2003 Equity Incentive Plan will terminate.

Important Additional Information will be filed with the SEC:

In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the Securities and Exchange Commission ("SEC"). Before making any voting decision, the company's shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company's shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing such request to Direct General Corporation, Investor Relations, 2813 Business Park Drive, Building I, Memphis, TN 38118, or through the company's website at www.directgeneral.com.

    The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Certain Resignation and Restrictive Covenants Agreements

On December 4, 2006, and in connection with the Merger, the Company entered into Resignation and Restrictive Covenants Agreements with Parent and each of William C. Adair and Jacqueline C. Adair. The effectiveness of each agreement is conditioned upon the consummation of the Merger. Under the terms of each executive’s respective agreement, Mr. Adair will resign from his position as Chairman and Chief Executive Officer of the Company, but continue to serve as a director of the Company, and Ms. Jacqueline Adair will resign from her position as Executive Vice President and Chief Operating Officer of the Company. Each of the agreements contains five year non-competition and non-solicitation of employees and customers clauses, as well as a non-disclosure clause.

Mr. Adair’s agreement waives section 3.3(i) of the Executive Employment Agreement, entered into on July 21, 2003, between Mr. Adair and the Company, which would have otherwise entitled Mr. Adair to a lump sum payment in the event of termination of his employment in connection with a change of control. Upon effectiveness of his new agreement, Mr. Adair will be entitled to receive severance payments in accordance with Section 3.3 of his former agreement, which will include continued payment of Mr. Adair’s most recent salary for a period of twenty-four months, continued eligibility of Mr. Adair for all Company benefit plans for a period of twenty-four months, immediate vesting of outstanding, unvested Company stock options, and the right to retain two vehicles. Mr. Adair’s Resignation and Restrictive Covenants Agreement is attached as Exhibit 10.1 hereto.

Upon effectiveness of her new agreement, Ms. Jacqueline Adair will be entitled to receive severance payments in accordance with Section 3.3 of her Executive Employment Agreement, entered into on July 21, 2003, between Ms. Jacqueline Adair and the Company, which will include continued payment of Ms. Jacqueline Adair’s most recent salary for a period of twenty-four months, continued eligibility of Ms. Jacqueline Adair for all Company benefit plans for a period of twenty-four months, immediate vesting of outstanding, unvested Company stock options, and the right to retain one vehicle. Ms. Jacqueline Adair’s Resignation and Restrictive Covenants Agreement is attached as Exhibit 10.2 hereto.

Certain Employment Agreements

    On December 4, 2006, and in connection with the Merger, the Company entered into Employment Agreements with Parent and each of Tammy R. Adair and J. Todd Hagely. The effectiveness of each agreement is conditioned upon consummation of the Merger. Ms. Tammy Adair will continue to serve as President of the Company with an annual base salary of $300,000 and Mr. Hagely will continue to serve as Executive Vice President and Chief Financial Officer of the Company with an annual base salary of $215,000. Each executive will be entitled to participate in a bonus plan and a Parent stock option plan to be adopted by the Company’s board of directors.

The term of each employment agreement ends at such time that the executive’s employment is terminated by either the Company or the employee. Each agreement contains customary terms regarding competing with the Company during and after the term of employment and non-competition and non-solicitation following termination of the executive’s employment.

Each employment agreement provides for certain payments if the employment of executive is terminated by the executive for good reason or by the Company, other than for death, disability, or cause. In such circumstances, Ms. Tammy Adair would be entitled to receive, among other things, two-hundred percent of the her annual base salary in effect at the time of termination, payable over twenty-four months, and continued health benefits for twenty-four months. Mr. Hagely would be entitled to receive, among other things, one-hundred percent of his respective base salary in effect at the time of termination, payable over twelve months, and continued health benefits for twelve months.

Ms. Tammy Adair’s agreement is attached as Exhibit 10.3,and Mr. Hagely’s agreement is attached as Exhibit 10.4.

Indemnification Agreements

On December 4, 2006, the Company entered into indemnification agreements with each of William C. Adair, Jr., Jacqueline C. Adair, Fred H. Medling, Raymond L. Osterhout, and Stephen L. Rohde, who are each directors. Each agreement provides that the Company will indemnify and advance expenses to the director in connection with any action, suit, or other proceeding that arises out of or is related to service by the director as a member of the Company’s board of directors or any committee thereof and to which the director is or is threatened to be made a party. In addition, the Company will indemnify the director against expenses, judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by the director or on his or her behalf. The indemnification agreements are not exclusive of any other rights to indemnification that the directors may have under applicable law, the Company’s charter, its bylaws, any other agreement, or otherwise. The rights granted under the agreements shall last until the later of ten years after the director ceases being a director or until all indemnifiable proceedings are terminated. A form of the Indemnification Agreement is attached hereto as Exhibit 10.5.

On December 4, 2006, the Company entered into indemnification agreements with each member of the Special Committee of the board of directors, which includes Fred H. Medling, Raymond L. Osterhout, and Stephen L. Rohde. Each agreement provides that the Company will indemnify and advance expenses to the director in connection with any action, suit, or other proceeding that arises out of or is related to service by the director as a member of the Special Committee of the Company’s board of directors and to which the director is or is threatened to be made a party. In addition, the Company will indemnify the director against expenses, judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by the director or on his or her behalf. The indemnification agreements are not exclusive of any other rights to indemnification that the directors may have under applicable law, the Company’s charter, its bylaws, any other agreement, or otherwise. The rights granted under the agreements shall last until the later of ten years after the director ceases being a director or until all indemnifiable proceedings are terminated. A form of the Special Committee Indemnification Agreement is attached hereto as Exhibit 10.6.

Item 7.01  Regulation FD Disclosure.

On December 5, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01 Other Events.

Shareholder Voting Agreement

On December 4, 2006, Tammy R. Adair, in her capacity as sole trustee of the William C. Adair, Jr. Trust, entered into a Shareholder Voting Agreement with Parent, pursuant to which such shareholder agrees to vote in favor of the Merger and agrees to, or refrain from, taking certain actions in connection therewith. The shares subject to the Shareholder Voting Agreement represent approximately 21% of the aggregate voting power of the Common Stock. The Company is not a party to the Shareholder Voting Agreement.

Forward-Looking Statements:

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company's most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 4, 2006, by and among Elara Holdings, Inc., Elara Merger Corporation and Direct General Corporation*

2.2	Form of Limited Guarantee, dated as of December 4, 2006, by Guarantor in favor of Direct General Corporation.

10.1	Resignation and Restrictive Covenants Agreement, dated as of December 4, 2006, by and between William C. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.2	Resignation and Restrictive Covenants Agreement, dated as of December 4, 2006, by and between Jacqueline C. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.3	Employment Agreement, dated as of December 4, 2006, by and between Tammy R. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.4	Employment Agreement, dated as of December 4, 2006, by and between J. Todd Hagely, Direct General Corporation, and Elara Holdings, Inc.

10.5	Form of Director Indemnification Agreement, dated as of December 4, 2006, by and between Director and the Company

10.6	Form of Special Committee Indemnification Agreement, dated as of December 4, 2006, by and between Member and the Company

99.1	Press Release dated December 5, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2006

DIRECT GENERAL CORPORATION
(Registrant)

By: /s/ Ronald F. Wilson
Name:	Ronald F. Wilson
Title:	Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 4, 2006, by and among Elara Holdings, Inc., Elara Merger Corporation and Direct General Corporation*

2.2	Form of Limited Guarantee, dated as of December 4, 2006, by Guarantor in favor of Direct General Corporation.

10.1	Resignation and Restrictive Covenants Agreement, dated as of December 4, 2006, by and between William C. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.2	Resignation and Restrictive Covenants Agreement, dated as of December 4, 2006, by and between Jacqueline C. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.3	Employment Agreement, dated as of December 4, 2006, by and between Tammy R. Adair, Direct General Corporation, and Elara Holdings, Inc.

10.4	Employment Agreement, dated as of December 4, 2006, by and between J. Todd Hagely, Direct General Corporation, and Elara Holdings, Inc.

10.5	Form of Director Indemnification Agreement, dated as of December 4, 2006, by and between Director and the Company

10.6	Form of Special Committee Indemnification Agreement, dated as of December 4, 2006, by and between Member and the Company

99.1	Press Release dated December 5, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.